Agreement No.: GEE25-023 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. ASSET TRANSFER AGREEMENT Polestar Automotive China Distribution Co Ltd and Zhejiang Geely Industry Investment Holdings Co., Ltd.（浙江吉利产投控股有限公司） Regarding the sale and purchase of tooling for PS4 Agreement No.: GEE25-023 TABLE OF CONTENTS 1. DEFINITIONS ......................................................................................................................... 1 2. SCOPE OF THE AGREEMENT ............................................................................................. 3 3. SALE AND PURCHASE ........................................................................................................ 3 4. PRICE, FEE AND PAYMENT TERMS ................................................................................. 3 5. TRADEMARKS ...................................................................................................................... 4 6. WARRANTIES ....................................................................................................................... 5 7. LIMITATIONS OF LIABILITY ............................................................................................. 5 8. GOVERNANCE ...................................................................................................................... 5 9. CONFIDENTIALITY .............................................................................................................. 6 10. TERM AND TERMINATION ................................................................................................ 7 11. MISCELLANEOUS ................................................................................................................ 7 12. GOVERNING LAW ................................................................................................................ 9 13. DISPUTE RESOLUTION ..................................................................................................... 10 LIST OF APPENDICES A. Polestar 4 – Polestar Unique Transferred Assets Agreement No.: GEE25-023 1(12) This ASSET TRANSFER AND USER RIGHT AGREEMENT is made between: (1) Polestar Automotive China Distribution Co., Ltd., Reg. No. 91510112MA6D05KT88, a limited liability company incorporated under the laws of the People’s Republic of China (“Polestar”); and (2) Zhejiang Geely Industry Investment Holdings Co., Ltd.（浙江吉利产投控股有限公 司), the Unified Social Credit Code: 91330201MA2KPTQH91, a limited liability company incorporated under the laws of the People’s Republic of China (“Geely”). Each of Polestar and Geely is hereinafter referred to as a “Party” and, jointly, as the “Parties”. BACKGROUND A. Polestar and Geely’s Affiliate(s) are engaged in the development, manufacturing and sale of Polestar branded high-end electric performance vehicles with the internal project names [***] (Polestar 4) (the “Polestar Vehicle”), for which the Transferred Assets (as defined in this Agreement) are/will be used. B. Polestar is the owner of or is otherwise able to procure the transfer of the Transferred Assets. C. Geely intends to purchase the Transferred Assets for the manufacturing of Polestar Vehicle. D. In the light of the foregoing, the Parties have executed this Agreement (as defined in Section 1 below). 1. DEFINITIONS For the purpose of this Agreement, the following terms shall have the meanings assigned to them below. Capitalised terms in this Agreement are defined in the way described below. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. “Agreement” means this Asset Transfer Agreement including the Appendices as amended and agreed from time to time. “Affiliate” means (i) for Polestar, other legal entity that, directly or indirectly, controls, is controlled by or is under common control with Polestar Automotive Holding UK PLC, however excluding Geely and its Affiliates not in the Polestar group and (ii) for Geely, any legal entity that, directly or indirectly, controls, is controlled by or is under common control with Geely, however excluding Polestar and its Affiliates within the Polestar group； “control” for this purpose meaning the possession, directly or indirectly, by agreement or otherwise, of (i) at least fifty percent (50%) of the voting stock, partnership interest or Agreement No.: GEE25-023 2(12) other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other similar governing body of an entity, or (b) to cause the direction of the management of an entity. “Appendix” means all appendices to this Agreement. “Business Day” means a day (other than a Saturday, Sunday or public holiday in China). “Confidential Information” means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this Agreement, information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, algorithms, formulas, methodologies, know- how, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any high level specification), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party or its Affiliates prior to or after the execution of this Agreement. “Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party. “Effective Date” means the date when this Agreement is signed by the last Party. “Force Majeure Event” shall have the meaning ascribed to in Section 11.1.1. “Intellectual Property Rights” means any and all intellectual property rights, including but not limited to patents, patent applications, Trademarks, software, designs, utility models, copyrights, database rights, ideas, concepts, techniques, inventions, technologies, tools, processes and methodologies, know-how and trade secrets and any similar rights in any jurisdiction, regardless of whether registered or not, and all rights under licenses or otherwise in relation to any of the foregoing. “Polestar Vehicle” has the meaning defined in Background A. “Polestar Vehicle Lifetime” means the lifetime of the respective Polestar Vehicle from start of production to end of production. “PRC” means the People’s Republic of China. “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party. “Third Party” means a party other than any of the Parties and/or Affiliates of the Parties to this Agreement. “Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against Third Parties.

Agreement No.: GEE25-023 3(12) “Transferred Assets” means all rights, title, obligations and interests in and to the tooling owned (or to be owned) or managed by Polestar, as set out in Appendix A that are stored at the premises of the Vendors and used for the production of the Polestar Vehicle (and/or components therein). “Vendors” means the third-party suppliers/manufacturers of the Transferred Assets. 2. SCOPE OF THE AGREEMENT 2.1 General 2.1.1 The Appendices shall be considered integral parts of this Agreement and any reference to the Agreement shall include the Appendices. 2.1.2 In the event where there are any contradictions or inconsistencies between the terms of the main body text of this Agreement and the Appendices hereto, the terms and conditions of the main body text shall prevail. 3. SALE AND PURCHASE 3.1 By entering into this Agreement, Polestar agrees to sell to Geely and Geely agrees to purchase from Polestar, subject to the indemnification under Section 7.4, the Transferred Assets on an “as is” and “where is” basis. 3.2 For the Transferred Assets relating to Polestar 4 Vehicle [***]owned by Polestar as of the Effective Date of this Agreement, the ownership and title thereof and any risk associated therewith shall be automatically and immediately transferred from Polestar to Geely upon Geely’s payment of the Purchase Price covering such Transferred Assets. For the avoidance of doubt, all Transferred Assets relating to Polestar 4 [***] are owned by Polestar as of the Effective Date and shall be transferred according to the foregoing sentence. 3.3 If the transfer from Polestar to Geely of any Transferred Assets is subject to filing with or approval of government authority pursuant applicable law, the Parties shall discuss in good faith to satisfy such requirement of filing and approval. If any Transferred Assets cannot be transferred to Geely because of restriction of applicable law or for any other reason, the Parties shall discuss in good faith of e.g., a refund of the applicable part of the Purchase Price for such assets or other solution. 3.4 Geely may at its own cost, and with the Vendors’ assistance, if it deems necessary, re-label the Transferred Assets to reflect the ownership change to Geely. 4. PRICE, FEE AND PAYMENT TERMS 4.1 Price for Asset Transfer 4.1.1 The price that Geely shall pay to Polestar for the purchase of the Transferred Assets under this Agreement (the “Purchase Price”) amounts to [***] (excluding VAT). 4.1.2 For the Transferred Assets Polestar shall issue the invoice to Geely in a timely manner on or after the Effective Date. Agreement No.: GEE25-023 4(12) 4.1.3 The amount invoiced by Polestar to Geely for the Transferred Assets shall be paid by Geely within [***] days of receipt of the invoice. 4.2 Payment terms 4.2.1 All amounts and payments referred to in this Agreement shall be paid in CNY, in a timely manner and in accordance with the payment terms set forth in this Section 4.2. 4.2.2 All amounts referred to in this Agreement are exclusive of VAT. If VAT is applicable in accordance with the local tax law, it will be paid by the Geely, upon properly issued China VAT invoice(s) by Polestar. 4.2.3 Payment made later than the due date under this Section 4 will automatically be subject to interest for outstanding amount for each day it is not paid and the interest shall be based on an annual interest rate of [***] per annum. 5. TRADEMARKS 5.1 Geely brand name 5.1.1 This Agreement does not include any right to use the “Geely” brand name or Trademarks of Geely and its Affiliates, or to refer to the foregoing Trademarks or Geely in communications or official documents of whatever kind. 5.1.2 This means that this Agreement does not confer upon Polestar any rights to directly or indirectly use the “Geely” brand name or Trademarks of Geely and its Affiliates, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. Any such use of the foregoing Tradename and Trademarks shall be subject to the consent of relevant right owner. 5.2 Polestar brand name 5.2.1 This Agreement does not include any right to use the “Polestar” brand name, or Polestar and its Affiliates’ Trademarks, or refer to “Polestar” in communications or official documents of whatever kind. The Parties acknowledge that the “Polestar” Trademarks as well as the “Polestar” name is owned by Polestar Holding AB and that the right to use the name and the “Polestar” Trademarks is subject to a license agreement, which stipulates that the name, “Polestar” Trademarks and all thereto related intellectual property rights can only be used by Polestar Performance AB and its Affiliates in relation to Polestar products. 5.2.2 This means that this Agreement does not include any rights to directly or indirectly use the “Polestar” brand name or “Polestar” Trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 5.2.3 The Parties acknowledge that components manufactured by the Vendors by using the Transferred Assets may be Polestar branded and Geely may not, without Polestar written approval, use the tooling to manufacture and sell Polestar branded components for use in other vehicles Polestar branded vehicles. Agreement No.: GEE25-023 5(12) 6. WARRANTIES 6.1 Each Party warrants and represents to the other Party that: (a) it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable; (b) it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (c) the execution, delivery and performance of this Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and (d) this Agreement is a legal and binding obligation of it, enforceable against it in accordance with its terms. 7. LIMITATIONS OF LIABILITY 7.1 Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Agreement. 7.2 Each Party’s aggregate liability for any direct damage arising out of or in connection with this Agreement shall be limited to [***] of the total Purchase Price received by Polestar under this Agreement. 7.3 Notwithstanding Sections 7.1 and 7.2 above, the limitations of liability set out in this Section 7shall not apply in respect of: (a) claims related to death or bodily injury; (b) damage caused by wilful misconduct or gross negligence; or (c) damage caused by a Party’s breach of the confidentiality undertakings in Section 9 below; and (d) damage suffered by the Buyer as described under Section 7.49.4. 7.4 The Seller shall indemnify the Buyer for any damage or loss caused by the Transferred Assets provided such damage is not attributable to the Buyer. For the sake of clarity any part of the damage or loss already compensated by Polestar to Geely in any other manner shall not be compensated twice. 8. GOVERNANCE 8.1 The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Agreement as well as issues and/or disputes arising under this Agreement. 8.2 The governance and co-operation between the Parties in respect of this Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon the aspects relating to the co-operation between the Parties, each Agreement No.: GEE25-023 6(12) Party shall be entitled to escalate such issue to the relevant governance forums described below. 8.3 The first level of governance forum for handling the co-operation between the Parties in various matters, under this Agreement shall be the “Steering Committee”, within which regarding cooperation between Polestar and Geely is the so called Geely/Polestar Steering Committee. 8.4 The next level of governance forum, to which an issue shall be escalated if the Steering Committee fails to agree upon a solution shall be the “Strategic Board”, within which regarding cooperation between Polestar and Geely is an Executive Meeting between the CEO of Zhejiang Geely Holding Group Co., Ltd. and the CEO of the Polestar group (currently the CEO of Polestar Automotive Holding Limited). The Strategic Board shall be the highest level of governance forum established by the Parties for handling the cooperation between them in respect of various matters under this Agreement. 8.5 In the event that the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and the procedure set forth in Section 13.2 Arbitration shall apply. 9. CONFIDENTIALITY 9.1 The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party. 9.2 All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Agreement. Each Party shall keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any Third Party, unless (i) the exceptions specifically set forth below in this Section 9.2 apply, (ii) to persons approved by the other Party in writing, or (iii) to officers, employees, consultants or sub- contractors of the Receiving Party or its Affiliates with a need to know as to enable such personnel to perform their duties for the purpose of fulfilment of this Agreement (persons referred to in (ii) and (iii) above are referred to collectively as “Representatives”). This provision will not apply to Confidential Information which the Receiving Party can demonstrate: (a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; (b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (c) is lawfully obtained from a Third Party who is free to divulge the same provided such Third Party is not under any obligation to keep such information confidential; (d) is required to be disclosed by applicable mandatory law, court order, lawful government action or applicable stock exchange regulations; or (e) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party.

Agreement No.: GEE25-023 7(12) 9.3 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care to prevent the dissemination to Third Parties or publication of the Confidential Information, as the Receiving Party uses to protect its own Confidential Information of similar nature. Further, each Party shall (i) ensure that its Representatives are bound by a duty of confidentiality which is not less stringent than those set out in this Agreement, and (ii) be liable for any breach of this Agreement by its Representatives as if the breach has been caused by the Party itself. 9.4 If any Party violates any of its obligations described in this Section 9, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 13.2 below. Subject to Section 7 (Limitations of Liability), all legal remedies (compensatory but not punitive in nature) according to law shall apply. 9.5 This Section 9 shall survive the expiration or termination of this Agreement without limitation in time. 10. TERM AND TERMINATION 10.1 This Agreement shall become effective when it is signed by duly authorised signatories of each Party and shall remain in force until fully performed or terminated in accordance with what is set out below in this Section 10. 10.2 This Agreement may be terminated, in whole or in part (including for the avoidance of doubt any of its Appendices) by either Party upon written notice to the other Party with immediate effect in the event: (a) the other Party is in material breach of any of its obligations under this Agreement and such breach (if remediable) is not remedied within thirty (30) days of written notice to the other Party requesting such remedy; or (b) the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors. 11. MISCELLANEOUS 11.1 Force majeure 11.1.1 Neither Party shall be liable for any failure or delay in performing its obligations under the Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, pandemics, Agreement No.: GEE25-023 8(12) epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors if such default has been caused by a Force Majeure Event. 11.1.2 A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. 11.2 Notices 11.2.1 All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement must be in legible writing in the English language delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred: (a) in case of personal delivery, at the time and date of personal delivery; (b) if sent by email transmission, at the time and date indicated on a response confirming such successful email transmission; (c) if delivered by courier, at the time and date of delivery as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation; in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. 11.2.2 All such notices, demands, requests and other communications shall be addressed to the addresses, and with the attention, as set forth in this Section 11.2.2, or to such other address, number or email address as a Party may designate: To Polestar: With a copy to: Polestar Performance AB Attention: [***] Email: [***] Polestar Performance AB Attention: [***] To Geely: Zhejiang Geely Industry Investment Holdings Co., Ltd.(浙江吉 利产投控股有限公司) Agreement No.: GEE25-023 9(12) Attention: [***] Emai: [***] 11.3 Assignment Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Agreement without the other Party’s prior written consent. 11.4 Waiver Neither Party shall be deprived of any right under this Agreement because of its failure to exercise any right under this Agreement or failure to notify the infringing party of a breach in connection with the Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply. 11.5 Severability In the event that any provision of this Agreement is wholly or partly invalid, the validity of the Agreement as a whole shall not be affected, and the remaining provisions of the Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the Agreement, it shall be reasonably amended. 11.6 Entire Agreement All arrangements, commitments and undertakings in connection with the subject matter of this Agreement (whether written or oral) made before the date of this Agreement are superseded by this Agreement and its Appendices. 11.7 Amendments Any amendment or addition to this Agreement must be made in writing and signed by the Parties to be valid. 11.8 Survival If this Agreement is terminated or expires pursuant to Section 10 (Term and Termination) above, Section 9 (Confidentiality), Section 12 (Governing Law), Section 13 (Dispute Resolution) as well as this Section 11.8 shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration. 11.9 Counterparts The Parties may execute this Agreement in counterparts, including electronic copies, which taken together shall constitute one and the same instrument. 12. GOVERNING LAW This Agreement and any non-contractual obligations in connection with this Agreement shall be governed by the substantive laws of PRC (excluding laws of Hong Kong, Macau and Taiwan) without giving regard to its conflict of laws principles that may result in application of law of another jurisdiction. Agreement No.: GEE25-023 10(12) 13. DISPUTE RESOLUTION 13.1 Escalation principles 13.1.1 In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten (10) days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue. 13.1.2 The members of the Steering Committee shall use reasonable endeavors to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect. 13.1.3 If the Steering Committee cannot settle the deadlock within thirty (30) days from the deadlock notice pursuant to Section 13.1.2 above, despite using reasonable endeavors to do so, such deadlock will be referred to the Strategic Board. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the Strategic Board. Should the matter not have been resolved by the Strategic Board within thirty (30) days counting from when the matter was referred to them, despite using reasonable endeavors to do so, the matter shall be resolved in accordance with Section 13.2 below. 13.1.4 All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 9 above. 13.1.5 Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 13.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate. 13.2 Arbitration 13.2.1 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof shall be submitted to the China International Economic and Trade Arbitration Committee (“CIETAC”) for arbitration, which shall be held in Shanghai and conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration, whereas the language to be used in the arbitral proceedings shall be English. The arbitral tribunal shall be composed of three (3) arbitrators. The arbitral award shall be final and binding upon both parties. 13.2.2 Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise.

Agreement No.: GEE25-023 11(12) 13.2.3 In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defense of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets. 13.2.4 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential. [Signature page follows] Agreement No.: GEE25-023 12(12) WITNESS WHEREOF, this Agreement has been signed in four (4) originals, of which each Party shall hold two (2) originals. POLESTAR AUTOMOTIVE CHINA DISTRIBUTION CO., LTD. Signed by: ____________________________ Signed by: ____________________________ Printed name: Shiwen Hu_______________ Printed name:__________________________ Title: General Manager__________________ Title: _________________________________ Date: August 21, 2025__________________ Date:__________________________________ Zhejiang Geely Industry Investment Holdings Co., Ltd. Signed by: _________________________ Signed by: ____________________________ Printed name: Dai Qing________________ Printed name: Zhang Quan______________ Title: Legal Representative______________ Title: Authorized Signatory_________________ Date: August 25, 2025__________________ Date: August 25, 2025___________________ Asset Asset Description [***] [***] [***] Local currency [***] Asset Asset Description [***] [***] [***] Local currency [***]